Exhibit 23.3


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement to Form S-4 on Form S-8 of Kramont Realty Trust of our report dated March 3, 2000, relating to the consolidated financial statements and schedules of CV Reit, Inc. appearing in CV Reit, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
June 15, 2000